China Precision Steel, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO
AUTHORIZED: [illegible] COMMON SHARES, $0.001 PAR VALUE

SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP 16941J106

This Certifies That

Is the owner of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $0.001 PAR VALUE, OF

China Precision Steel, Inc.

transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Colorado, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent.

In Witness Whereof, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

China Precision Steel, Inc.
CORPORATE
SEAL
COLORADO

PRESIDENT

SECRETARY/TREASURER

COUNTERSIGNED:
CORPORATE STOCK TRANSFER, INC.
3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209

By: ______
Transfer Agent and Registrar Authorized Officer

5700